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                                                                    EXHIBIT 23.2


                   Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation of our report included in this form 10-K, into the Company's previously filed Form S-3 Registration Statement File No. 33-84496, Form S-8 Registration Statement File No. 33-69312, Form S-8 Registration Statement File No. 333-02167, Form S-8 Registration Statement File No. 333-02179 and Form S-3 Registration Statement No. 333-26241.


                                              ARTHUR ANDERSEN LLP
Houston, Texas
March 27, 1998